December 31, 2017 and 2016 Independent Auditors’ Report
Financial Statements VirBELA LLC Years Ended December 31, 2017 and 2016 With Independent Auditors’ Report

VirBELA LLC

Financial Statements

Years Ended December 31, 2017 and 2016

Contents

...........................................................................................................................................................

INDEPENDENT AUDITOR’S REPORT

We have audited the accompanying financial statements of VirBELA LLC (the Company), which comprise the balance sheets as of December 31, 2017 and 2016, and the related statements of comprehensive loss, members’ equity, and cash flows for the years then ended, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that  we  plan and  perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend  on the auditor’s judgment, including the assessment  of the risks of material misstatement  of the financial statements, whether due to fraud or error. In making those  risk assessments, the auditor considers internal control relevant to the Company’s preparation and fair presentation of the financial statements in order to  design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2017 and 2016, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Salt Lake City, Utah

October 9, 2018

VirBELA LLC

Balance Sheets

	December 31,	December 31,
	2017	2016

Assets
Current assets:
Cash and cash equivalents	$ 26,665	$ 22,382
Marketable securities	142,500	25,313
Accounts and other receivables, net of allowances	12,000	22,620
Inventory
Prepaids and other current assets	750	1,044
Total current assets	181,915	71,359

Property and equipment, net	76,096	50,562
Intangible assets, net	4,550	6,650
Total assets	$ 262,561	$ 128,571

Liabilities and Members' Equity
Current liabilities:
Accounts payable	$ 19,126	$ 3,263
Accrued liabilities	88,021	928
Current portion of deferred revenue	209,286	69,551
Total current liabilities	316,433	73,742

Deferred revenue, net of current portion	11,095	126,862
Related party notes payable	16,960	16,960
Other long term liabilities	8,000	8,000
Total liabilities	352,488	225,564
Commitments and contingencies
Members' equity (deficit):
Accumulated other comprehensive income (loss)	58,406	(4,313)
Members' equity (deficit)	(148,333)	(92,680)
Total members' equity (deficit)	(89,927)	(96,993)
Total liabilities and members' equity	$ 262,561	$ 128,571

See accompanying notes.

VirBELA LLC

Statements of Comprehensive Loss

	Year ended December 31,
	2017	2016

Revenues	$ 519,201	$ 180,985
Costs and expenses:
Costs of revenues	396,392	207,893
Selling, General and administrative	354,040	88,104
Total costs and expenses	750,432	295,997
Income (loss) from operations	(231,231)	(115,012)
Other income (expense):
Interest expense	(3,334)	(164)
Net income (loss)	(234,565)	(115,176)

Other comprehensive income (loss)	62,719	(4,313)
Comprehensive income (loss)	(171,846)	(119,489)

See accompanying notes.

VirBELA LLC

Statements of Members’ Deficit

	Members' Equity (Deficit)	Accumulated Other Comprehensive Income (Loss)	Total Members' Equity (Deficit)
Balance at December 31, 2015	$22,496	$ -	$22,496
Unrealized loss on marketable securities	-	(4,313)	(4,313)
Net income (loss)	(115,176)	-	(115,176)
Balance at December 31, 2016	$(92,680)	$(4,313)	$(96,993)
Distribution to members	(10,088)	-	(10,088)
Unrealized gain on marketable securities	-	62,719	62,719
Equity based compensation	189,000	-	189,000
Net income (loss)	(234,565)	-	(234,565)
Balance at December 31, 2017	$(148,333)	$58,406	$(89,927)

See accompanying notes.

VirBELA LLC

Statements of Cash Flows

	Year ended December 31,
	2017	2016

Cash flow from operating activities
Net income (loss)	$ (234,566)	$ (115,176)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization of property and equipment	30,268	17,316
Amortization of intangible assets	2,100	2,100
Equity-based compensation	189,000	–
Marketable securities received as revenue	(54,469)	(29,625)
Changes in operating assets and liabilities
Trade accounts receivable	10,620	33,380
Inventory
Prepaid expenses and other current assets	294	(1,044)
Accounts payable and accrued liabilities	102,956	8,478
Other liabilities
Deferred revenue	23,969	133,865
Net cash provided by operating activities	70,173	49,295
Cash flows from investing activities
Purchase of property and equipment	(55,801)	(24,609)
Net cash used in investing activities	(55,801)	(24,609)
Cash flows from financing activities
Distributions to members	(10,088)	–
Loans from members
Repayment of loans from member
Net cash used by financing activities	(10,088)	–
Net (decrease) increase in cash and cash equivalents	4,283	24,686
Cash and cash equivalents at beginning of period	22,382	6,878
Cash and cash equivalents at end of period	$ 26,665	$ 31,564

Non Cash Items
Unrealized gain on securities recorded to other comprehensive income	$ 62,719	$ (4,313)

See accompanying notes.

VirBELA LLC

Notes to Financial Statements

1. Description of Business and Summary of Significant Accounting Policies

Organization

VirBELA LLC’s (“VirBELA” or the “Company”) improves the way people learn and collaborate together while geographically apart. To do so, the Company creates a  software platform that fosters effective communication, deep relationships, and a safe environment to take risks. The software platform includes a proprietary 3D virtual reality platform that allows users to connect with avatars, voice and text chat, collaborative web-browsers, and embedded learning simulations and games. The 3D environments, which are offered under a software-as-a-service model, are custom branded for clients and are privately hosted for their community of users.

The Company was originally established in the state of California in July 2012 under the name of Vnnovation LLC. The name of the Company was changed to VirBELA in 2015.

Basis of Presentation

The Company prepares its financial statements on the accrual basis of accounting in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”).

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect reported amounts and disclosures. Accordingly, actual results could differ from those estimates. Key estimates, which the Company evaluates on an on-going basis, include allowances for doubtful accounts, useful lives for property and equipment and intangible assets and valuation of equity-based compensation.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to a concentration of credit risk consist principally of cash and accounts receivable. The Company deposits cash with high credit quality financial institutions, which at times,  may exceed federally insured amounts. The Company has not experienced any losses on its deposits. The Company performs ongoing credit evaluations of its customers’ financial condition and generally requires no collateral from its customers. The Company reviews the expected collectability of accounts receivable and records an allowance for doubtful accounts receivable for amounts that it determines are not collectible.

For the year ended December 31, 2017,  one customer accounted for approximately 78% of total revenue. Two customers accounted for 100% of net accounts receivable at December 31, 2017.

For the year ended December 31, 2016,  one customer accounted for approximately 60% of total revenue. Two customers accounted for 100% of net accounts receivable at December 31, 2016.

VirBELA LLC

Notes to Financial Statements (continued)

Cash and Cash Equivalents

The Company considers all highly liquid investments purchased with a remaining maturity of three months or less at the time of acquisition to be cash equivalents.

Accounts Receivable

The Company records its accounts receivable at sales value and establishes an allowance for estimated losses specific to those customer accounts identified with collection problems due to insolvency or other issues. The Company’s accounts receivable are considered past due when payment has not been received within 30 days of the invoice date. The amounts of the specific allowances are estimated by management based on various assumptions including the customer’s financial position, age of the customer’s receivables, and changes in payment schedules and histories. Account balances are written off against the allowance for doubtful accounts receivable when the potential for recovery is remote. Recoveries of receivables previously written off are recorded when payment is received. No allowance for doubtful accounts was recorded at December 31, 2017 and 2016.

Marketable Securities

Investment securities consist of equity securities and are classified as available-for-sale. Available-for-sale securities are recorded at fair market value. Unrealized holding gains and losses of available-for-sale securities, net of the related tax effect, are excluded from earnings and are reported as a separate component of accumulated other comprehensive income or loss until realized. Realized gains and losses from the sale of available-for-sale securities are determined using the specific identification method.

Investment securities classified as available-for-sale are evaluated annually for other-than-temporary impairment. Other-than-temporary impairment means that the security’s impairment is due to factors that could include its inability to pay interest or dividends, its potential for default, and/or other factors. When an available-for-sale security is assessed for other-than-temporary impairment, the Company has to first consider (a) whether they intend to sell the security, and (b) whether it is more likely than not that the Company will be required to sell the security prior to recovery of its amortized cost basis. If one of these circumstances applies to the security, an other-than-temporary loss is recognized in the consolidated statements of comprehensive income equal to the full amount of the decline in fair value below amortized cost. If neither of these circumstances applies to the security, but the Company does not expect to recover the entire amortized cost basis, an other-than-temporary impairment loss has occurred that must be separated into two categories: (a) the amount related to credit loss, and (b) the amount related to other factors. The portion of the total other-than-temporary impairment related to credit loss is recognized in earnings, while the amount related to other factors is recognized in other comprehensive income.

VirBELA LLC

Notes to Financial Statements (continued)

There was no other-than-temporary impairment related to investment securities during the years  ended December 31, 2017 and 2016.

Property and Equipment

Property and equipment are stated at cost less accumulated depreciation. Expenditures that materially increase values or capacities or extend useful lives of property and equipment are capitalized.  Repairs and maintenance costs that do not extend the useful life or improve the related assets are expensed as incurred. Depreciation is computed using the straight-line method over the estimated useful lives of the assets or over the related lease terms (if shorter). The estimated useful life of each asset category is as follows:

Computer and office equipment	5 years
Computer software	3 years
Internal use software	3 years

Certain costs incurred to develop software applications used in the Company’s VirBELA software platform are capitalized and are included in software. Capitalizable costs consist of (a) certain external direct costs of materials and services incurred in developing or obtaining internal-use computer software and (b) payroll and payroll-related costs for employees who are directly associated with, and who devote time to, the project. These costs generally consist of internal labor during configuration, coding and testing activities. Research and development costs incurred during the preliminary project stage, or costs incurred for data conversion activities, training, maintenance and general and administrative or overhead costs, are expensed as incurred. Costs that cannot be separated between the maintenance of, and relatively minor upgrades and enhancements to, internal-use software are also expensed as incurred. Capitalization begins when (a) the preliminary project stage is complete, (b) management with the relevant authority authorizes and commits to the funding of the software project, (c) it is probable the project will be completed, (d) the software will be used to perform the functions intended, and (e) certain functional and quality standards have been met.

When there are indicators of potential impairment, the Company evaluates recoverability of the carrying values of property and equipment by comparing the carrying amount of an asset to the estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of the asset exceeds its estimated undiscounted future net cash flows, an impairment charge is recognized based on the amount by which the carrying value of the asset exceeds the fair value of the asset. The Company did not incur any impairment charges for the years ended December 31, 2017 and 2016.

Revenue Recognition and Deferred Revenue

The Company generates its revenues primarily from two main sources: (1) subscription revenues, which are comprised of Software-as-a-Service (SaaS) fees from customers accessing the Company’s  VirBELA Platform and; (2) related professional services revenue, which are

VirBELA LLC

Notes to Financial Statements (continued)

comprised of implementation services and other types of professional services. The Company provides its applications as a service and revenue is recognized when persuasive evidence of an arrangement exists, the fee is fixed or determinable, collection is reasonably assured, and delivery has occurred or services have been rendered.

Because the Company provides its applications as a service and customers do not to take possession of the software, these arrangements are accounted for as service contracts.  For arrangements with multiple deliverables, the Company follows the guidance provided in Accounting Standards Codification (ASC) 605-25, Revenue Recognition for Multiple-Element Arrangements.  In accordance with this guidance, deliverables in multiple-deliverable arrangements are accounted for as separate units of accounting if the delivered items have standalone value. If the deliverables in a multiple-deliverable arrangement do not have standalone value, the revenue associated with the deliverables is recognized ratably as a single unit of accounting over the contracted term of the subscription agreement.

As subscription and support revenues are delivered over the entire length of the arrangement, they are recognized ratably over the contract term beginning on the commencement date of each contract, which is the date the Company’s service is made available to customers and all other revenue recognition criteria have been met.  Implementation services are not considered to have standalone value, so the Company defers revenue for installation services in multiple element arrangements and recognizes the revenue over the life of the contracts.  Professional services are sold with subscriptions and separately (i.e. not sold contemporaneously with the negotiation of a subscription contract) and the Company has determined it has standalone value. As a result, these services are recognized as revenue over the period the related services are provided if all other revenue recognition criteria have been met.

Advertising Costs

Advertising costs are expensed as incurred and are included in selling, general, and administrative expenses. Advertising expenses totaled approximately $37,000 and $4,000 for the years ended December 31, 2017 and 2016, respectively.

Equity-Based Compensation

Equity-based compensation cost is measured at the grant date based on the fair value of the award granted and recognized as compensation expense using the accrual method over the period in which the award is expected to vest, which is generally the period from the grant date to the end of the vesting period.

Research and Development

Research and development costs are expensed as incurred.

VirBELA LLC

Notes to Financial Statements (continued)

Risks and Uncertainties

The Company is subject to all of the risks inherent in an early stage business. These risks include, but are not limited to, a limited operating history, new and rapidly evolving markets, dependence on the development of new services, unfavorable economic and market conditions, changes in level of demand for the Company’s services, and the timing of new product introductions. Failure by the Company to anticipate or to respond adequately to technological developments in its industry, changes in customer or supplier requirements, or changes in regulatory requirements or industry standards, or any significant delays in the development or introduction of services, would have a material adverse effect on the Company’s business and operating results.

Income Taxes

As a limited liability company, the payment and recognition of income taxes are the responsibility of the individual member. Accordingly, the Company has not recorded any provision for income taxes in the accompanying statements of operations.

The Company evaluates the tax positions taken or expected to be taken in the course of preparing the Company’s tax returns to determine whether the tax positions will be sustained by the applicable tax authority. The Company has determined that there is no tax liability resulting from unrecognized tax benefits related to uncertain income tax positions taken or expected to be taken on the tax return for the period ended December 31, 2017. There are no tax returns that are currently under examination. Tax years from 2014 and forward remain subject to examination.

Comprehensive Income

Comprehensive income consists of unrecognized gain/loss on available for sale securities. Comprehensive income is presented in the statements of comprehensive loss.

Early Adoption of Accounting Standard

In January 2016, the FASB issued ASU 2016-01, Recognition and Measurement of Financial Assets and Financial Liabilities. ASU 2016-01 eliminates the requirement for non-public business entities to disclose the fair values of certain financial instruments. The provisions of ASU 2016-01 are effective for the Company for annual period in fiscal years beginning after December 15, 2018, with early adoption of the disclosure requirement permitted. The remaining provisions are of the standard are effective for fiscal periods beginning after December 15, 2018 for non-public companies. The Company elected to early adopt the permissible provisions as of January 1, 2017. As a result of adopting the disclosure requirements of the standard, the Company does not provide a disclosure for the fair value estimate of the Company’s debt obligations in the notes to the consolidated financial statements.

VirBELA LLC

Notes to Financial Statements (continued)

2.  Property and Equipment

Property and equipment consist of the following:

	December 31,
	2017	2016

Computer equipment	$ 15,033	$ 9,530
Computer software	109,883	59,585
	124,916	69,115

Less: accumulated depreciation and amortization	$ (48,820)	$ (18,553)
Total property and equipment, net	76,096	50,562

Accumulated amortization for internal use software was approximately $45,000 and $18,000 at December 31, 2017 and 2016, respectively. Amortization expense for internal use software for the years ended December 31, 2017 and 2016 was $27,000 and $17,000, respectively.

VirBELA LLC

Notes to Financial Statements (continued)

3. Intangible Assets

Intangible assets consisted of the following:

December 31, 2017
Gross Assets	Accumulated Amortization	Intangible Assets, Net

$ 10,500	$ 5,950	$ 4,550
$ 10,500	$ 5,950	$ 4,550

December 31, 2017
Gross Assets	Accumulated Amortization	Intangible Assets, Net

$ 10,500	$ 5,950	$ 4,550
$ 10,500	$ 5,950	$ 4,550

Amortization expense for intangible assets was approximately $2,100 for each of the years ended December 31, 2017 and 2016, respectively.

Based on the recorded intangible assets at December 31, 2017, estimated amortization expense is expected to be $2,100 in 2018, 2019 and $350 in 2020.

4.  Accrued Liabilities

Accrued liabilities consisted of the following:

	December 31,
	2017	2016

Compensation	$ 67,533	$ 348
Royalties	9,872	-
Other	10,616	580
	88,021	928

5.  Related Party Notes Payable

Four members of the Company paid for operating expenses on behalf of the Company during the year ended December 31, 2015 totaling approximately $17,000.  The amounts outstanding as of

VirBELA LLC

Notes to Financial Statements (continued)

December 31, 2017 and 2016 was $17,000. These amounts are reflected as Related Parties Notes Payable on the financial statements and currently have no repayment or interest payable terms.

6. Equity-Based Compensation

In January 2017, the Company issued 499,000 member units to employees and 101,000 member units to non-employees for services that vested immediately.  To determine the value of these units, the Company analyzed historical and forecasted financial statements and performed a valuation study based on a number of assumptions, including industry, general economic, market and other conditions that could reasonably be evaluated at the time of the valuation. The valuation analysis resulted in a value of $0.31 for each of the units.

The Company recorded $189,000 of equity-based compensation during the year ended December 31, 2017, of which $64,000 and $125,000 was included in costs of revenue and selling, general and administrative expenses, respectively. No equity-based compensation expense was recorded during the year ended December 31, 2016.

7. Fair Value of Financial Instruments

The fair value of a financial instrument is the amount that could be received upon the sale of an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Financial assets are marked to bid prices and financial liabilities are marked to offer prices. Fair value measurements do not include transaction costs. The fair value hierarchy prioritizes the quality and reliability of the information used to determine fair values. Categorization within the fair value hierarchy is based on the lowest level of input that is significant to the fair value measurement. The fair value hierarchy is defined into the following three categories:

Level 1:Quoted market prices in active markets for identical assets or liabilities.

Level 2:Observable market-based inputs or unobservable inputs that are corroborated by market data.

Level 3:Unobservable inputs that are not corroborated by market data.

There were no transfers between Level 1 and Level 2 of the fair value measurement hierarchy during 2017 and 2016. Assets measured at fair value on a recurring basis, were as follows at December 31, 2017 and 2016:

December 31, 2017
	Level 1	Level 2	Level 3	Total
Assets
Marketable securities	$ 142,500	$ -	$ -	$ 142,500

VirBELA LLC

Notes to Financial Statements (continued)

December 31, 2016
	Level 1	Level 2	Level 3	Total
Assets
Marketable securities	$ 25,313	$ -	$ -	$ 25,313

The carrying amount of the Company’s  cash, receivables, and payables approximated fair value because of the short-term nature of these items.

8. Commitments and Contingencies

Royalty Agreement

In January 2015, the Company entered into a license agreement with the University of California San Diego (“UCSD”) which allowed the Company to market its VirBELA software under UCSD’s trademark and intellectual property for a fee and a royalty. The Company agreed to pay 5% of the revenues generated by the use of UCSD’s trademark and intellectual property as a royalty, which would be reduced upon reaching certain milestone. A fee totaling $10,500 would also be paid to UCSD upon achievement of these milestones. As of December 31, 2017, the royalty has been reduced to 4% and total milestone fees of $2,500 have been paid.

Operating Leases

At December 31, 2017, future minimum lease payments under non-cancellable operating leases were approximately $3,000. There are no other non-cancellable operating leases that extend beyond February 2018.

Rent expense under operating leases for the years ended December 31, 2017 and 2016, was $22,000 and $10,000, respectively.

VirBELA LLC

Notes to Financial Statements (continued)

9. Related-Party Transactions

The Company paid the CEO approximately  $9,000 for home office rent for each of the years ended December 31, 2017 and 2016.

See Note 5 for discussion of related party notes payable.

10. Subsequent Events

Subsequent events were reviewed through October  9, 2018, the date these financial statements were available to be issued.